Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated April 2, 2007 relating to the consolidated financial statements which appear in Velocity Asset Management, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Weiser LLP
New York, New York
December __, 2007